UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

April 29, 2019

Gaucho Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-55209	52-2158952
State of	Commission	IRS Employer
Incorporation	File Number	Identification No.

135 Fifth Ave., 10th Floor

New York, NY 10010

Address of principal executive offices

212-739-7650

Telephone number, including

Area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VINO	OTCQB

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As approved by the Board on April 29, 2019, Dr. Steven A. Moel was appointed by the Board as a director of the Company and member of the Audit Committee of the Company. Dr. Moel’s professional experience is as follows:

Dr. Moel served as a Senior Business Advisor for the Company since 2008 and began serving as a director of its subsidiary, Gaucho Group, Inc. as of November 2018. Dr. Moel is a medical doctor and licensed attorney (currently inactive). Dr. Moel had a private legal practice as a business and transactional attorney and is a member of the California and American Bar Associations and has served as legal counsel to many corporations. The Board has determined that he would be a valuable member of the Board due to his extensive and broad experience and knowledge in business. In addition to serving as a member of the Company’s Board of Advisors, Dr. Moel is presently a member of the board of directors of Hollywood Burger Holdings, Inc., a related party to the Company (International Fast Food Restaurants).

Previously, Dr. Moel served in many roles, including most recently as a Senior Business Advisor for Global Job Hunt (International Recruiting and Education). He was also founder of Akorn, Inc., NASDAQ: AKRX (Biotechnology/Pharmaceutical Mfg.), where he served as a Director on the Executive Board and as Vice President of Mergers & Acquisitions. Dr. Moel previously served as: the Vice President, Mergers & Acquisitions and Business Development of Virgilian, LLC (Nutraceuticals/Agricultural); CEO of U.S. Highland, Inc. BB:UHLN (Mfg. of Motorcycles/Motorsports); CEO of Millennial Research Corp. (Mfg./Ultra-high efficiency motors); Chairman and COO of WayBack Granola Co. (Granola Manufacturing); Executive VP, Mergers and Acquisitions of Agaia Inc. (Green Cleaning Products). He has also served as: President, COO and Executive Director of American Wine Group (Wine Production/Distribution); Senior Business and Advisor, of viaMarket Consumer Products, LLC (Manufacturer of Consumer Products); as a member of the Board of Directors of Grudzen Development Corp. (Real Estate); COO and Chairman of the Board of Directors of Paradigm Technologies (Electronics/Computer Developer); President and CEO of Sem-Redwood Enterprises (Stock Pool), and as a member of the Advisory Board of Mahlia Collection (Jewelry Design/ Manufacturing).

Dr. Moel is a board-certified ophthalmologist who was in private practice and academia. He is an Emeritus Fellow of the American Academy of Ophthalmology and his academic history includes Washington University-St. Louis, University of Miami-Coral Gables, Marshall University, West Virginia University, University of Colorado, Harvard University, Louisiana State University-New Orleans, University of Illinois-Chicago, and the College of Law in Santa Barbara.

Also on April 29, 2019, the Board of Directors extended Scott Mathis’ employment agreement with the Company, dated September 28, 2015 (the “Employment Agreement”) for an additional 60 days to expire on June 30, 2019. All other terms of the Employment Agreement remain the same.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 6th day of May 2019.

Gaucho Group Holdings, Inc.

By:	/s/ Scott L. Mathis
Scott L. Mathis, President & CEO